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EXHIBIT 23.3

                         CONSENT OF INDEPENDENT EXPERTS

The Board of Directors
James River Coal Company

        Marshall Miller & Associates, Inc., hereby consents to the references to our firm in the form and context in which they appear in the Form S-1 Registration Statement (the "Form S-1"). We hereby further consent to the use of information contained in our report, dated as of March 31, 2004, setting forth the estimates of the Company's coal reserves in the Form S-1.

                                       Marshall Miller & Associates, Inc.

                                       By:  /s/ J. Scott Nelson, C.P.G.
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                                       Name:  J. Scott Nelson
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                                       Title:  Vice President
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July 19, 2004